SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

LIGHTBRIDGE, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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LIGHTBRIDGE, INC.

67 South Bedford Street
Burlington, Massachusetts 01803

NOTICE OF SPECIAL MEETING IN LIEU OF 2003 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

      We invite you to attend our Special Meeting in Lieu of 2003 Annual Meeting of Stockholders, which is being held as follows:

Date:	Thursday, June 5, 2003
Time:	11:30 a.m.
Location:	Foley Hoag LLP Thirteenth Floor World Trade Center West 155 Seaport Boulevard Boston, Massachusetts 02210

      At the meeting, we will ask you and our other stockholders to:

•	elect two directors, each for a three-year term; and

•	consider any other business properly presented at the meeting.

      You may vote on these matters in person or by proxy. Whether or not you plan to attend the meeting, we ask that you complete and return the enclosed proxy card promptly in the enclosed addressed, postage-paid envelope, so that your shares will be represented and voted at the meeting in accordance with your wishes. If you attend the meeting, you may withdraw your proxy and vote your shares in person. Only stockholders of record at the close of business on April 21, 2003 may vote at the meeting.

By order of the Board of Directors,

Alexander H. Pyle
Secretary

May 5, 2003

INFORMATION ABOUT THE MEETING
The Meeting
This Proxy Solicitation
How to Vote
Shares Held by Brokers or Nominees
Quorum Required to Transact Business
Multiple Stockholders Sharing the Same Address
ELECTION OF TWO DIRECTORS
Nominees for Election
Background Information About Directors Continuing in Office
Meetings and Committees of the Board of Directors
Compensation of Directors
INFORMATION ABOUT EXECUTIVE OFFICERS
Background Information About Executive Officers
Compensation of Executive Officers
Compensation Committee Report
Compensation Committee Interlocks and Insider Participation
Related Party Transactions
INFORMATION ABOUT COMMON STOCK OWNERSHIP AND PERFORMANCE
Stock Owned by Directors, Executive Officers and Greater-Than-5% Stockholders
Section 16(a) Beneficial Ownership Reporting Compliance
Performance Graph
INFORMATION ABOUT OUR AUDIT COMMITTEE AND AUDITORS
Audit Committee Report
Our Auditors
Audit Fees
Financial Information Systems Design and Implementation Fees
All Other Fees
OTHER MATTERS
Other Business
Stockholder Proposals for 2004 Annual Meeting

PROXY STATEMENT

FOR THE
LIGHTBRIDGE, INC.
SPECIAL MEETING IN LIEU OF
2003 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE MEETING

The Meeting

      Lightbridge, Inc.’s Special Meeting in Lieu of 2003 Annual Meeting of Stockholders will be held at 11:30 a.m. on Thursday, June 5, 2003 at the offices of Foley Hoag LLP, Thirteenth Floor, World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts 02210. At the meeting, stockholders who are present or represented by proxy will have the opportunity to vote on the following matters:

•	the election of two Class I directors, each for a three-year term; and

•	any other business properly presented at the meeting.

This Proxy Solicitation

      We have sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the meeting (including any adjournment or postponement of the meeting).

•	This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.

•	The proxy card is the means by which you actually authorize another person to vote your shares at the meeting in accordance with your instructions.

      We will pay the cost of soliciting these proxies. Our directors, officers and employees may solicit proxies in person, by telephone or by other means. We will reimburse brokers and other nominee holders of shares for expenses they incur in forwarding proxy materials to the beneficial owners of those shares. At present, we do not plan to retain the services of a proxy solicitation firm to assist us in this solicitation.

      We are mailing this proxy statement and the enclosed proxy card to stockholders for the first time on or about May 5, 2003. In this mailing, we are including a copy of our 2002 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2002 (excluding exhibits), as filed with the Securities and Exchange Commission.

How to Vote

      You are entitled to one vote at the meeting for each share of common stock registered in your name at the close of business on April 21, 2003. You may vote your shares at the meeting in person or by proxy.

•	To vote in person, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

•	To vote by proxy, you must complete and return the enclosed proxy card. Your proxy card will be valid only if you sign, date and return it before the meeting. By completing and returning the proxy card, you will direct the persons named on the proxy card to vote your shares at the meeting in the manner you specify. If you complete all of the proxy card except the voting instructions, then the designated persons will vote your shares FOR the election of the nominated directors. If any other business properly comes before the meeting, then the designated persons will have the discretion to vote in any manner.

      If you vote by proxy, you may revoke it at any time before it is exercised by taking one of the following actions:

•	sending written notice to our Secretary at our address set forth on the notice of meeting appearing on the cover of this proxy statement;

•	voting again by proxy on a later date; or

•	attending the meeting, notifying our Secretary that you are present, and then voting in person.

Shares Held by Brokers or Nominees

      If a broker or nominee holds shares of our common stock for you in its name, then this proxy statement may be forwarded to you with a voting instruction card, which allows you to instruct the broker or nominee how to vote your shares on the proposals described herein. To vote by proxy, you should follow the directions provided with the voting instruction card. If your shares are held by a broker and you do not provide timely voting instructions, the broker may have discretionary authority to vote your shares on matters which are considered routine. For non-routine matters, if you do not provide instructions, the broker will not vote your shares, which results in a “broker non-vote.” To vote your shares in person, you must obtain a properly executed legal proxy from the record holder of the shares which identifies you as a Lightbridge stockholder and authorizes you to act on behalf of the record holder with respect to a specified number of shares.

Quorum Required to Transact Business

      At the close of business on April 21, 2003, 27,136,365 shares of common stock were outstanding. Our by-laws require that a majority of our common stock be represented, in person or by proxy, at the meeting in order to constitute the quorum we need to transact business. We will count abstentions and broker non-votes in determining whether a quorum exists.

Multiple Stockholders Sharing the Same Address

      If you and other residents at your mailing address own shares of common stock through a broker or other nominee, you may have received only one copy of this proxy statement and our 2002 Annual Report if you so elected. If you and other residents at your mailing address own shares of common stock in your own names, you may have received only one copy of this proxy statement and our 2002 Annual Report unless you provided our transfer agent with contrary instructions.

      This practice, known as “householding,” is designed to reduce our printing and postage costs. You may promptly obtain an additional copy of this proxy statement and our 2002 Annual Report by sending a written request to Lightbridge, Inc. Investor Relations, 67 South Bedford Street, Burlington, Massachusetts 01803 or by calling our Investor Relations department at 781-359-4854. If you hold your shares through a bank or other nominee and wish to discontinue householding or change your householding election, you may do so by calling 1-800-542-1061 or writing to ADP, 51 Mercedes Way, Englewood, NY 11717. If you hold your shares in your own name and wish to discontinue householding or change your householding election, you may do so by calling 1-877-777-0800 or writing to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038.

ELECTION OF TWO DIRECTORS

      The only proposal on the agenda for the meeting is the election of two people to serve as Class I directors, each for a three-year term beginning at the meeting and ending at our 2006 annual meeting of stockholders. Our Board of Directors currently has five members and is divided into three classes, two of which, Classes I and II, have two members and one of which, Class III, has one member. Members of each class of directors serve for three-year terms. We stagger these terms so that the term of only one class expires each year.

Nominees for Election

      Our Board of Directors has nominated Pamela D.A. Reeve and Dorothy A. Terrell for re-election as Class I directors. Brief biographies of Ms. Reeve and Ms. Terrell, as of April 21, 2003, follow. You will find information about Ms. Reeve’s and Ms. Terrell’s holdings of common stock on page 16.

Pamela D.A. Reeve	Ms. Reeve has been our Chief Executive Officer since
Class I Director Nominee	September 1993 and one of our directors since November 1989. From November 1989 to February 2001, Ms. Reeve also served as our President, and from November 1989 to September 1993, she served as our Chief Operating Officer. Prior to joining us, Ms. Reeve was employed by The Boston Consulting Group. She currently serves as a director of American Tower Corporation, an infrastructure provider for the wireless, Internet and broadcasting industries, and NMS Communications Corporation, a provider of hardware and software technology for the telecommunications industry. Ms. Reeve is 53 years old.
Dorothy A. Terrell	Ms. Terrell has served as one of our directors since April 2003.
Class I Director Nominee	Since March 2003 she has been a Venture Partner at First Light Capital, a venture capital firm. From February 1998 to August 2002, Ms. Terrell held several executive positions at NMS Communications Corporation, including President of the Platforms and Services Group, Senior Vice President of Worldwide Sales and Senior Vice President of Corporate Operations. She currently serves as a director of Herman Miller, Inc., General Mills, Inc. and Sears Roebuck and Company. Ms. Terrell is 57 years old.

      If for any reason Ms. Reeve or Ms. Terrell becomes unavailable for election, the persons designated in the proxy card may vote the shares represented by proxy for the election of a substitute. Ms. Reeve and Ms. Terrell have each consented to serve as a director if elected, and we currently have no reason to believe that either of them will be unable to serve.

      The two people receiving the greatest number of votes cast will be elected as Class I directors. We will not count votes withheld or broker non-votes when we tabulate votes cast for the election of a director.

      Our Board of Directors recommends that you vote FOR the election of Ms. Reeve and Ms. Terrell as Class I directors.

Background Information About Directors Continuing in Office

      The Class II and Class III directors will continue in office following the meeting, and their terms will expire in 2004 (Class II) and 2005 (Class III). Brief biographies of these directors, as of April 21, 2003, follow. You will find information about their holdings of common stock on page 16.

Rachelle B. Chong	Ms. Chong has served as one of our directors since February
Class II Director	2001. She joined our board under the terms of our merger agreement with Corsair Communications, Inc. Ms. Chong had served as a director of Corsair since December 1998. Since July 2001, she has been President of Carina Jewelry Inc., a retail jewelry business. Since January 2000, she has also served as General Counsel and Vice President, Government Affairs of BroadBand Office, Inc., a global provider of communications, Internet and e-business solutions which filed a petition under Chapter 11 of the United States Bankruptcy Code in May 2001. From January 1996 to November 1997, Ms. Chong was a Commissioner of the Federal Communications Commission and from May 1994 to December 1995, she was a key decision maker at the FCC. Prior to May 1994, Ms. Chong was a partner at the law firms Coudert Brothers and Graham & James, where she practiced exclusively in the area of telecommunications. Ms. Chong is 43 years old.
Kevin C. Melia	Mr. Melia has served on the Board of Directors since October
Class III Director	2002, and was elected Chairman of the Board in March 2003. From January 2002 through January 2003 and from June 1994 through January 2002 he served as Chairman, and Chairman and Chief Executive Officer, respectively, of Manufacturers Services Ltd., an electronic manufacturing services company. He currently serves as a director of Iona Technologies PLC, a provider of integration software, and Horizon Technology Group plc, a systems integrator and distributor of information technology products. Mr. Melia is 55 years old.
Andrew G. Mills	Mr. Mills has served as one of our directors since May 2000.
Class II Director	Since April 2001, Mr. Mills has been Vice-Chairman of Intego Solutions, a company that seeks opportunities for buyouts and major recapitalizations in the business-to-business information services sector. Mr. Mills served as Chairman of Intego Solutions from January 1999 to April 2001. From January 1996 to December 1998, Mr. Mills was President and Chief Executive Officer of Thomson Financial and Professional Publishing Group, a provider of financial, legal, regulatory and human resource information products and work solutions. From 1990 to December 1995, Mr. Mills was President of Thompson Financial Services, a provider of investment research. Mr. Mills is 50 years old.

Meetings and Committees of the Board of Directors

      Our Board of Directors held eight meetings and acted by unanimous written consent three times during the year ended December 31, 2002. All of our directors attended at least 75% of the meetings of the Board of Directors and committees of the Board on which they served in 2002.

      Our Board of Directors has appointed an Audit Committee and a Compensation Committee. The Board does not have a Nominating Committee. The report of our Audit Committee begins on page 18. The report of our Compensation Committee begins on page 12.

Compensation of Directors

      Directors who are not our employees receive $2,000 for each Board meeting they attend and $750 for each meeting they attend of a committee of the Board on which they serve. Directors also receive an annual retainer of $20,000 for their services as directors and an annual retainer of $5,000 for their services as chairperson of a committee. For his services as Chairman of the Board, Mr. Melia receives an additional annual retainer of $50,000 for the first year he serves in that capacity.

      Directors who are not our employees also receive stock option grants under our stock option plans. Upon election to the Board of Directors, each non-employee director receives an option to purchase 25,000 shares of common stock, which vests in three equal annual installments. In addition, effective October 2002, immediately following each annual meeting of stockholders (or special meeting in lieu thereof), each non-employee director re-elected to or remaining on the Board is granted fully vested options to purchase 10,000 shares of common stock, provided that:

•	any prior grants held by the director have fully vested; or

•	at least two annual meetings of stockholders (or special meetings in lieu thereof) have elapsed between any prior grant made to the director and the meeting upon which the subsequent grant would occur.

The exercise price per share of each option grant is equal to the closing price of our common stock on the date of such grant, as reported by The Nasdaq Stock Market (National Market System). In accordance with the foregoing provisions, during the year ended December 31, 2002, Kevin C. Melia received options to purchase 25,000 shares of common stock at a price of $5.60 per share. Directors who are our employees are not entitled to receive any separate compensation for serving as directors.

INFORMATION ABOUT EXECUTIVE OFFICERS

Background Information About Executive Officers

      Brief biographies of our executive officers follow. The ages of the executive officers are given as of April 21, 2003. You will find information about their holdings of common stock on page 16.

Pamela D.A. Reeve Chief Executive Officer	You will find background information about Ms. Reeve on page 4.

Christine M. Cournoyer President and Chief Operating Officer	Ms. Cournoyer has served as our President and Chief Operating Officer since April 2002. From November 1999 to March 2002, she served as Vice President of e-business Transformation for the Software Group of International Business Machines Corporation. From 1996 to November 1999, she served as Chief Information Officer and Vice President, and later as Senior Vice President, of Lotus Development Corporation. From 1994 to 1996, she served as Director of Worldwide Applications for Lotus Development Corporation. Ms. Cournoyer is 51 years old.

Harlan B. Plumley Vice President, Finance and Administration, Chief Financial Officer and Treasurer	Mr. Plumley has served as our Vice President, Finance and Administration, Chief Financial Officer and Treasurer since June 2000. From 1997 to May 2000, Mr. Plumley held various management positions, including that of Chief Financial Officer and Vice President of Finance, at Marcam Solutions, an international software and services business. From 1981 to 1997, Mr. Plumley held various management positions at Digital Equipment Corporation, a computer manufacturing company. Mr. Plumley is 51 years old.

Edward DeArias Vice President, Worldwide Sales	Mr. DeArias has served as our Vice President, Worldwide Sales since December 2002. Prior to joining Lightbridge, Mr. DeArias served as Executive Vice President of Worldwide Sales and Corporate Marketing for Sitara Networks, a networking hardware and software company, from October 1998 to November 2002. From 1977 to June 1998, he held several executive positions at International Business Machines Corporation, most recently Division Director, Worldwide Channel Sales and Marketing for its Network Hardware Division. Mr. DeArias is 47 years old.

Judith A. Dumont Vice President, Consulting Services	Ms. Dumont has served as our Vice President, Consulting Services since March 2001. From January 1998 to March 2001, she served as our Vice President of Product Management. From 1990 to December 1997, she held various management and other positions with Lightbridge. Ms. Dumont is 38 years old.

Eugene J. DiDonato Vice President and General Counsel	Mr. DiDonato has served as our Vice President and General Counsel since December 2000 and joined Lightbridge in November 2000. From July 1997 to November 2000, Mr. DiDonato served as the Vice President and General Counsel of Peritus Software Services, Inc., a publicly traded, technology-backed, software services company. From November 1993 to June 1997, Mr. DiDonato served as the Vice President and General Counsel of Cayenne Software, Inc. (formerly Bachman Information Systems, Inc.) a publicly traded software and services company. Mr. DiDonato is 46 years old.

Compensation of Executive Officers

Summary Compensation Table for 2002, 2001 and 2000

      The following table summarizes the annual and long-term compensation that we paid for the past three fiscal years to Pamela D.A. Reeve, our chief executive officer throughout 2002, and our five most highly compensated executive officers (other than Ms. Reeve) in the year ended December 31, 2002.

Summary Compensation Table

				Long-Term
				Compensation
				Awards

		Annual Compensation		Securities	All Other
				Underlying	Compensation
Name and Principal Position(s)	Year	Salary($)	Bonus($)(1)	Options(#)	($)(2)

Pamela D.A. Reeve	2002	$407,302	$157,920	—	$5,500
Chief Executive Officer	2001	398,769	217,920	150,000	12,217
	2000	360,000	217,800	50,000	10,307
Christine M. Cournoyer(3)	2002	255,769	80,000	275,000	4,038
President and Chief Operating Officer
Harlan B. Plumley(4)	2002	225,000	61,200	100,000	—
Vice President, Finance and	2001	225,422	61,200	50,000	—
Administration, Chief Financial	2000	103,846	—	100,000	—
Officer and Treasurer
Brian P. Connolly(5)	2002	284,338	100,280	—	5,500
Former Senior Vice President, Sales	2001	250,000	227,640	25,000	8,675
	2000	250,000	180,530	20,000	6,027
Judith A. Dumont(6)	2002	190,000	62,640	—	4,750
Vice President, Consulting Services	2001	185,113	92,640	25,000	5,250
Eugene J. DiDonato(6)	2002	180,000	10,000	20,000	5,400
Vice President and General Counsel	2001	180,000	12,000	—	5,100
	2000	20,874	10,000	40,000	—

(1)	Represents the aggregate amount of bonus installments we paid in the applicable year with respect to bonuses earned in prior years for Ms. Reeve, Mr. Plumley, Mr. Connolly and Ms. Dumont. Represents discretionary bonuses paid in 2002 and 2001 and a sign-on bonus paid in 2000 for Mr. DiDonato. Represents a sign-on bonus paid in 2002 for Ms. Cournoyer.

(2)	Represents matching contributions we made pursuant to our 401(k) Plan and long-term disability insurance premiums.

(3)	Ms. Cournoyer joined Lightbridge in April 2002.

(4)	Mr. Plumley joined Lightbridge in June 2000.

(5)	Mr. Connolly’s employment terminated in December 2002.

(6)	Ms. Dumont became an executive officer in March 2001.

(7)	Mr. DiDonato joined Lightbridge in November 2000.

          Option Grants in 2002

      The following table sets forth information regarding the options that we granted to the persons named in the Summary Compensation Table during the year ended December 31, 2002.

Option Grants in Last Fiscal Year

						Potential Realizable Value
	Individual Grants					at Assumed Annual Rate of
						Stock Price Appreciation
			% of Total	Exercise		for Option Term(3)
			Options	Price Per	Expiration
Name	# of Shares		Granted(1)	Share(2)	Date	5%($)	10%($)

Pamela D.A. Reeve	—		—	—	—	—	—
Christine M. Cournoyer	225,000	(4)	17.71%	$11.70	4/8/2012	$1,655,565	$4,195,527
	50,000	(5)	3.94%	7.00	8/5/2012	220,113	557,810
Harlan B. Plumley	100,000	(6)	7.87%	6.04	10/25/2012	379,852	962,620
Brian P. Connolly	—		—	—	—	—	—
Judith A. Dumont	—		—	—	—	—	—
Eugene J. DiDonato	20,000	(5)	1.57%	7.00	8/5/2012	88,045	223,124

(1)	Percentages are calculated based on a total of 1,270,500 options granted in the year ended December 31, 2002.

(2)	All options were granted at fair market value, which was determined by the Compensation Committee to be the closing price of our common stock on the date of grant, as reported by The Nasdaq Stock Market (National Market System).

(3)	The amounts shown represent hypothetical values that could be achieved for the respective options if exercised at the end of their option terms. These gains are based on assumed rates of stock appreciation of five percent and ten percent, compounded annually from the date the respective options were granted to the date of their expiration. The gains shown are net of the option price, but do not include deductions for taxes or other expenses that may be associated with the exercise. Actual gains, if any, on stock option exercises will depend on future performance of the common stock, the optionholders’ continued employment through the option period, and the date on which the options are exercised.

(4)	This option is exercisable as to 10% of the shares subject thereto upon the date of grant, an additional 15% on the first anniversary of the date of grant and the remaining 75% at a rate of 6.25% at the end of each three month period thereafter.

(5)	This option is exercisable as to 10% of the shares subject thereto upon the date of grant, an additional 3.75% at the end of each three-month period during the first year following the date of grant and the remaining 75% at the rate of 6.25% at the end of each three-month period thereafter.

(6)	Represents an option granted in consideration of cancellation of an existing stock option. This option is exercisable as to 56.25% of the shares subject thereto upon the date of grant and the remaining 43.75% at the rate of 6.25% at the end of each three-month period thereafter.

Aggregated Option Exercises in 2002 and Option Values at December 31, 2002

      The following table sets forth information as to options exercised during the year ended December 31, 2002, and unexercised options held at the end of such fiscal year, by the persons named in the Summary Compensation Table.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired	Value	Options at Fiscal Year-End		at Fiscal Year-End($)(2)
	On	Realized
Name	Exercise(#)	($)(1)	Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)

Pamela D.A. Reeve	60,000	$594,600	565,625	84,375	$1,154,000	—
Christine M. Cournoyer	—	—	29,375	245,625	—	—
Harlan B. Plumley	—	—	78,125	71,875	6,188	$4,813
Brian P. Connolly	55,000	162,548	67,187	—	—	—
Judith A. Dumont	—	—	25,937	14,063	46,900	—
Eugene J. DiDonato	—	—	22,750	37,250	—	—

(1)	The values in this column are based on the last reported sale prices of the common stock on the respective dates of exercise as reported by The Nasdaq Stock Market (National Market System), less the respective option exercise prices.

(2)	The closing sale price for the common stock as reported by The Nasdaq Stock Market (National Market System) on December 31, 2002 was $6.15. Value is calculated on the basis of the difference between the option exercise price and $6.15, multiplied by the number of shares of common stock underlying the option.

Repricings of Stock Options

      The following table sets forth information as to all repricings or exchanges of stock options held by any of our executive officer during the last ten completed fiscal years.

10-Year Option Repricings

		Number of	Market
		Securities	Price of	Exercise		Length of Original
		Underlying	Stock At	Price At	New	Option Term
		Options	Time of	Time of	Exercise	Remaining At Date
Name	Date	Repriced	Repricing	Repricing	Price	of Repricing

Judith A. Dumont	8/5/02(1)	25,000	$7.00	$26.688	$6.11	7 years, 5 months
Vice President,	8/5/02(1)	25,000	7.00	26.50	6.11	7 years, 5 months
Consulting Services
Pamela D.A. Reeve	8/5/02(1)	50,000	7.00	26.50	6.11	7 years, 5 months
Chief Executive Officer
Harlan B. Plumley	4/23/02(1)	100,000	11.80	23.00	6.04	8 years, 2 months
Vice President, Finance and Administration, Chief Financial Officer and Treasurer
Douglas E. Blackwell	7/31/98	25,000	7.625	10.25	7.625	8 years, 6 months
Former Vice President, Service Delivery
Joseph S. Tibbetts, Jr.	7/31/98	250,000	7.625	12.00	7.625	9 years, 10 months
Former Senior Vice President, Finance & Administration and Chief Financial Officer
Brian P. Connolly	7/31/98	100,000	7.625	12.125	7.625	9 years, 10 months
Former Senior Vice President, Sales
Carla J. Marcinowski	7/31/98	100,000	7.625	14.063	7.625	9 years, 6 months
Former Vice President, Consulting Services

(1)	Date listed is date on which the prior options were cancelled. Replacement options were granted six months and one day following the cancellation date, which was October 25, 2002 in the case of Mr. Plumley and February 6, 2003 in the case of Ms. Dumont and Ms. Reeve.

Equity Compensation Plans

      The equity compensation plans approved by our stockholders are our 1990 Incentive and Nonqualified Stock Option Plan, our 1996 Incentive and Non-Qualified Stock Option Plan and our 1996 Employee Stock Purchase Plan. In addition, we assumed the Coral Systems, Inc. Stock Option Plan and the Coral Systems, Inc. Amended and Restated Stock Option Plan in connection with our acquisition of Coral Systems, Inc. in November 1997, and the Corsair Communications, Inc. 1997 Stock Incentive Plan and the Subscriber Computing, Inc. 1997 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan in connection with our acquisition of Corsair Communications, Inc. in February 2001.

      The only equity compensation plan that we adopted which has not been approved by our stockholders is our 1998 Non-Statutory Stock Plan. Our Board of Directors adopted the 1998 Nonqualified Stock Option Plan in May 1998. The plan authorizes the grant of nonqualified stock options to directors, officers and other employees of Lightbridge or its subsidiaries, and also to consultants and other service providers. The exercise price of options granted under the plan may be greater than or equal to the fair market value of our common stock on the date of grant.

      The following table provides information as of December 31, 2002 regarding securities authorized for issuance under our equity compensation plans.

Equity Compensation Plan Information

	Number of shares		Number of shares remaining
	to be issued upon	Weighted-average	available for future issuance
	exercise of	exercise price of	under equity compensation
	outstanding options,	outstanding options,	plans (excluding shares
Plan category	warrants and rights	warrants and rights	reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by stockholders	3,105,848 (1)	$9.78	1,554,626
Equity compensation plans not approved by stockholders	368,600	14.73	499,490

Total	3,474,448	$10.30	2,054,116

(1)	The table does not include shares of common stock issuable pursuant to stock option plans that we assumed in connection with our acquisitions of Coral Systems, Inc. in November 1997 and Corsair Communications, Inc. in February 2001. Options to purchase a total of 430,316 shares at a weighted average exercise price of $20.41 per share were outstanding under these plans on December 31, 2002. No further options may be granted pursuant to the plans under which these options were granted.

Compensation Committee Report

      The following is a report of the Compensation Committee describing the compensation policies and rationales that the Compensation Committee used to determine the compensation paid to our executive officers for the year ended December 31, 2002, including the exchange of stock options held by some of our executive officers.

      The Compensation Committee is responsible for establishing Lightbridge’s executive compensation policies and practices, which includes making specific recommendations to the Board of Directors concerning compensation for executive officers. In addition, the Compensation Committee administers Lightbridge’s compensation programs, including its 1996 Incentive and Non-Qualified Stock Option Plan, 1996 Employee Stock Purchase Plan and 1998 Non-Statutory Stock Option Plan. The Compensation Committee also performs other duties that the Board of Directors periodically assigns to it. The Compensation Committee met four times and acted by unanimous written consent 11 times during the year ended December 31, 2002.

      The Compensation Committee seeks to achieve three broad goals in connection with Lightbridge’s executive compensation programs and decisions regarding individual compensation:

•	structuring executive compensation programs in a manner that will enable Lightbridge to attract and retain key executives;

•	rewarding executives for Lightbridge’s achievement of revenue and/or net income goals, in order to create a performance-oriented environment; and

•	providing executives with an equity interest in Lightbridge so as to link a portion of their compensation with the performance of the common stock.

      Lightbridge’s executive compensation program generally consists of three elements: base salary, annual cash bonus, and a stock-based equity incentive in the form of participation in Lightbridge’s stock option plans. The executive officers are also eligible to participate in other employee benefit plans, including health and life insurance plans and a 401(k) retirement plan, on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or on the benefits that may be payable under these plans. In establishing base salaries for executives, the Compensation Committee monitors salaries at other companies, particularly those companies in the same industry and companies located in the same geographic area as Lightbridge. In addition, for each executive the Compensation Committee considers historic salary levels, work responsibilities and base salary relative to other executives at Lightbridge. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, Lightbridge’s financial performance and each individual’s performance.

      Lightbridge’s approach to the Chief Executive Officer’s compensation package in fiscal 2002 was to be competitive with other companies in the software industry and to tie a large percentage of the Chief Executive Officer’s total compensation package to Lightbridge’s performance. Ms. Reeve is a party to an employment agreement with Lightbridge that establishes her annual base salary during the term of the agreement, subject to increase (but not decrease) at the discretion of the Board of Directors. Ms. Reeve’s base salary was designed to give her assurance of a base level of compensation, commensurate with her position and duration of employment with Lightbridge. Ms. Reeve received a base salary of $407,302 in 2002.

      Executive bonuses generally are considered and granted on an annual basis. Payment of each bonus is generally subject to the continued employment of the bonus recipient. Lightbridge adopts a target bonus plan for officers shortly after the beginning of each year, with targets typically based on net income and/or revenue for the year. The target bonus plan may be modified during the year in certain circumstances. After Lightbridge’s financial results for the year are available, the Compensation Committee evaluates the performance of the officers and determines the extent to which bonuses are to be paid from the target bonus plan. In certain circumstances, the Compensation Committee may also approve discretionary bonus payments for officers based on management’s recommendations. In accordance with these procedures, in early 2002 Lightbridge adopted its 2002 target bonus plan. In early 2003, the Compensation Committee determined the extent to which bonuses would be paid to officers out of the 2002 target bonus plan. Ms. Reeve did not receive a bonus under the 2002 target bonus plan.

      Generally, Lightbridge’s policy with respect to option grants to executive officers is to create a performance incentive for such officers by providing them the ability to acquire or increase a proprietary interest in Lightbridge and its success. In determining the size of each stock option grant, the Compensation Committee emphasized the seniority, responsibilities and performance of the executive, as well as equity compensation arrangements at other companies. In 2002, the Compensation Committee granted Ms. Cournoyer and Messrs. Plumley and DiDonato options to purchase 275,000, 100,000 and 20,000 shares of common stock, respectively. The grants to Ms. Cournoyer and Mr. DiDonato were made to create a continuing incentive for these executives to act on behalf of Lightbridge and, in the case of Ms. Cournoyer, to attract her to join the Company. The grant to Mr. Plumley was made in connection with the cancellation of an existing stock option held by him, as described below. In 2002, the Compensation Committee did not grant any stock options to Ms. Reeve.

      During the year ended December 31, 2002, the Board of Directors approved memorandum agreements with three of Lightbridge’s executive officers, Judith A. Dumont, Harlan B. Plumley and Pamela D.A. Reeve. Under the terms of these agreements, Ms. Dumont, Mr. Plumley and Ms. Reeve elected to terminate one or more stock options they owned, representing an aggregate of 50,000, 100,000 and 50,000 shares, respectively, in exchange for Lightbridge’s commitment to grant each of them a new ten-year option for an equal number of shares six months and one day later with an exercise price equal to the fair market value of the common stock on the date of grant of the new option. The new options contained substantially the same terms and conditions as the old options they replaced, and the number of shares vested under each new option from time to time are generally the same as the number of shares that would have been vested under the old option. Additional information regarding the exchange of options is set forth in the 10-Year Option Repricings Table on page 11.

      The Board approved these option exchanges because each of the cancelled options had an exercise price of at least $23.00 per share, substantially higher than the fair market value of the common stock on the dates the exchanges were approved. Although Ms. Dumont, Mr. Plumley and Ms. Reeve each held other stock options that were significantly out of the money, the exercise prices of the terminated options were among the highest outstanding under Lightbridge’s stock option plans. The Board therefore believed that the cancelled options were not serving their intended purposes of creating performance incentives and encouraging the executives to continue their employment with Lightbridge. The Board determined that this targeted adjustment of stock option arrangements was preferable to granting additional options to those individuals.

      Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In this regard, Lightbridge has limited the number of shares subject to stock options that may be granted to Lightbridge employees in a manner that complies with the performance-based requirements of Section 162(m), but has not sought stockholder approval of the 1998 Non-Statutory Stock Option Plan in order to qualify options granted thereunder as qualifying performance-based compensation. Based on the compensation awarded to Lightbridge’s executive officers, it does not appear that the Section 162(m) limitation will have a significant impact on Lightbridge in the near term. While the Compensation Committee does not currently intend to qualify its executive bonus awards as a performance-based plan, it will continue to monitor the impact of Section 162(m) on Lightbridge.

Rachelle B. Chong, Chair
Andrew G. Mills
Dorothy A. Terrell

Compensation Committee Interlocks and Insider Participation

      None of the members of the Compensation Committee during the year ended December 31, 2002 has ever been one of our employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our Board of Directors or Compensation Committee.

Related Party Transactions

      In August 1996, we executed an employment agreement with Pamela D.A. Reeve. We agreed to employ Ms. Reeve as our Chief Executive Officer at an initial base salary of $165,000 per year, which may be increased but not decreased. The employment agreement is terminable at will by either party, but if we terminate Ms. Reeve’s employment for any reason, other than death or disability, within one year after a change of control of Lightbridge or if we terminate her employment at any time without cause, we will be required to continue to pay her salary for a period of twelve months after termination. During 2002, Ms. Reeve’s son, Stephen Reeve, served as one of our employees and received total cash compensation of approximately $74,800. Mr. Reeve also received an option to purchase 2,500 shares of common stock and participated in our employee benefit plans.

      We entered into an employment agreement with Harlan B. Plumley in May 2000. We agreed to employ Mr. Plumley as our Vice President, Finance & Administration, Chief Financial Officer and Treasurer at an initial base salary of $180,000 per year, which may be increased but not decreased. The employment agreement is terminable at will by either party, but if we terminate Mr. Plumley’s employment for any reason, other than death or disability, within one year after a change of control of Lightbridge or if we terminate his employment at any time without cause, we will be required to continue to pay his salary for a period of six months.

      During 2002, we were a party to separation agreements with three of our former executive officers, Thomas C. Meyer, Brian P. Connolly and Thomas Reynolds. Under Mr. Meyer’s agreement, executed in December 2001, his services as President, Chief Operating Officer and a director terminated on January 31, 2002. Mr. Meyer then served as a strategic advisor to Lightbridge for the period from February 1 to February 15, 2002, and thereafter his employment terminated. Mr. Meyer received severance pay through June 30, 2002 at a rate equal to his base salary previously in effect. Under Mr. Connolly’s agreement, executed in April 2002, he ceased to serve as Senior Vice President, Sales on May 10, 2002, but continued to serve as an employee, and receive his base salary, until December 31, 2002, unless he commenced new employment before that date. Mr. Connolly also received a final bonus payment of $32,640. Under Mr. Reynolds’ agreement, executed in July 2002, his employment as Vice President, Worldwide Sales terminated on July 22, 2002 and he received a lump sum severance payment of $70,673.

      During 2002, we also entered into memorandum agreements with Judith A. Dumont, Harlan B. Plumley and Pamela D.A. Reeve regarding the exchange of certain stock options they held as described in the Compensation Committee Report beginning on page 12.

INFORMATION ABOUT COMMON STOCK OWNERSHIP AND PERFORMANCE

Stock Owned by Directors, Executive Officers and Greater-Than-5% Stockholders

      The following table sets forth information as of April 21, 2003 with respect to the beneficial ownership of our common stock by (i) each person that we know owns of record or beneficially more than 5% of the outstanding common stock, (ii) the persons named in the Summary Compensation Table, (iii) each director, including each nominee for re-election, and (iv) all current executive officers and directors as a group. As of April 21, 2003, there were 27,136,365 shares of common stock outstanding.

	Number of		Total Shares
	Shares	Right to	Beneficially
Names and Addresses of Beneficial Holders(1)	Owned(2)	Acquire(3)	Owned	Percent

Kopp Investment Advisors, Inc.
Kopp Holding Company
LeRoy C. Kopp(4)	2,836,763	—	2,836,736	10.5%
7701 France Avenue South, Suite 500
Edina, Minnesota 55435
Royce & Associates, LLC(5)	1,953,100	—	1,953,100	7.2
1414 Avenue of the Americas
New York, New York 10019
Strong Capital Management, Inc.
Richard S. Strong(6)	1,779,322	—	1,779,322	6.6
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051
Barclays Global Investors, NA
Barclays Global Fund Advisors(7)	1,634,611	—	1,634,611	6.0
45 Fremont Street
San Francisco, California 94105
Pamela D.A. Reeve(8)	538,670	624,999	1,163,669	4.2
Harlan B. Plumley	—	96,874	96,874	*
Judith A. Dumont	9,000	74,374	83,374	*
Christine M. Cournoyer	—	66,875	66,875	*
Eugene J. DiDonato	—	29,500	29,500	*
Rachelle B. Chong	3,618	16,885	20,503	*
Andrew G. Mills	—	20,000	20,000	*
Kevin C. Melia	—	—	—	*
Dorothy A. Terrell	—	—	—	*
All current directors and executive officers as a group (10 persons)(8)	551,288	942,510	1,493,798	5.3

*	Less than one percent

(1)	The address of our executive officers and directors is in care of Lightbridge at 67 South Bedford Street, Burlington, Massachusetts 01803.

(2)	Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares listed, subject to community property laws where applicable. Excludes shares that may be acquired through the exercise of stock options or other rights.

(3)	Represents shares that can be acquired through the exercise of stock options or other rights through June 20, 2003.

(4)	The “Number of Shares Owned” is based on information contained in an amendment to a report on Schedule 13G, filed with the Securities and Exchange Commission on January 16, 2003. The amended report states that:

•	Kopp Investment Advisors, Inc. has sole voting power with respect to 1,246,500 shares, sole dispositive power with respect to 970,000 shares and shared dispositive power with respect to 1,656,763 shares of which it is not the owner and beneficially owns 2,626,763 shares;

•	Kopp Holding Company has beneficial ownership of 2,626,763 shares; and

•	LeRoy C. Kopp has sole voting and dispositive power with respect to 210,000 shares and beneficially owns 2,836,763 shares.

(5)	The “Number of Shares Owned” is based on information contained in a report on Schedule 13G, filed with the Securities and Exchange Commission on February 3, 2003. The report states that Royce & Associates, LLC has sole voting and dispositive power with respect to the shares listed in the table.

(6)	The “Number of Shares Owned” is based on information contained in a report on Schedule 13G, filed with the Securities and Exchange Commission on February 7, 2003. The report states that Strong Capital Management, Inc. and Richard S. Strong each have shared voting power with respect to 1,772,972 shares and shared dispositive power with respect to 1,779,322 shares.

(7)	The “Number of Shares Owned” is based on information contained in a report on Schedule 13G, filed with the Securities and Exchange Commission on February 13, 2003. The report states that:

•	Barclays Global Investors, NA has sole voting and dispositive power with respect to 1,453,841 shares;

•	Barclays Global Fund Advisors has sole voting and dispositive power with respect to 180,770 shares; and

•	Barclays Global Investors, Ltd, Barclays Trust and Banking Company (Japan) Limited, Barclays Life Assurance Company Limited, Barclays Bank plc, Barclays Capital Securities Limited, Barclays Capital Investments, Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited and Barclays Private Bank and Trust Limited (Suisse) do not have voting or dispositive power with respect to any shares.

(8)	Includes 24,144 shares held by trusts for the benefit of certain of Ms. Reeve’s children.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to report to the Securities and Exchange Commission their stock ownership at the time they become an executive officer, director or ten-percent stockholder and any subsequent changes in ownership. These executive officers, directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of these reports, we believe that all Section 16(a) reports applicable to our executive officers, directors and ten-percent shareholders during the fiscal year ended December 31, 2002 were filed on a timely basis.

Performance Graph

      The following graph compares the cumulative total return to stockholders of our common stock for the period from December 31, 1997 to December 31, 2002, to the cumulative total return of the Nasdaq 100 Stock Market Index and the Nasdaq Computer & Data Processing Services Index for the same period.

COMPARISON OF SIXTY MONTH CUMULATIVE TOTAL RETURN

Among Lightbridge, Inc., The Nasdaq 100 Stock Market Index and
The Nasdaq Computer & Data Processing Services Index

	Dec-97	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02

Nasdaq 100 Stock Market Index	100.00	183.33	375.88	209.32	158.48	100.64
Nasdaq Computer & Data Processing Services Index	100.00	185.30	374.21	236.34	159.16	99.35
Lightbridge, Inc.	100.00	28.76	145.10	68.63	63.53	32.16

INFORMATION ABOUT OUR AUDIT COMMITTEE AND AUDITORS

Audit Committee Report

      The following is a report of the Audit Committee describing the policies and procedures that it employed in reviewing Lightbridge’s financial statements for the year ended December 31, 2002 and related matters. Each current member of the Audit Committee is independent as defined by The Nasdaq Stock Market’s listing standards, as was Torrence C. Harder, who served on the Audit Committee during 2002.

      In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, Lightbridge’s internal controls and the audit process. The Audit Committee charter adopted by the Board of Directors, as amended, is set forth in Appendix A to this Proxy Statement. The Audit Committee met eight times and acted by unanimous written consent two times during the year ended December 31, 2002.

      Management is responsible for the internal controls and preparation of Lightbridge’s financial statements. Lightbridge’s independent auditors, Deloitte & Touche LLP, are responsible for performing an audit of its consolidated financial statements in accordance with generally accepted auditing standards and issuing an opinion on the financial statements. The Audit Committee has met and held discussions with management and the independent auditors regarding Lightbridge’s internal controls, financial reporting practices and audit process.

      The Audit Committee has reviewed and discussed Lightbridge’s audited consolidated financial statements for the fiscal year ended December 31, 2002 with management and the independent auditors. As part of this review, the Audit Committee discussed with Deloitte & Touche the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

      The Audit Committee has received from Deloitte & Touche a written statement describing all relationships between that firm and Lightbridge that might bear on the auditors’ independence, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee has discussed the written statement with the independent auditors, and has considered whether the independent auditors’ provision of consultation and other non-audit services to Lightbridge is compatible with maintaining the auditors’ independence.

      Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that Lightbridge’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Kevin C. Melia, Chairman
Rachelle B. Chong
Andrew G. Mills

Our Auditors

      Deloitte & Touche LLP has been selected by the Audit Committee of the Board of Directors as the independent public accountants to audit our financial statements for the year ending December 31, 2003. Deloitte & Touche also served as our auditors in 2002. We expect that representatives of Deloitte & Touche will attend the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

      The total fees billed to us by Deloitte & Touche for professional services rendered for the audit of our annual financial statements for the year ended December 31, 2002, and for the reviews of our financial statements included in our Quarterly Reports on Form 10-Q for 2002, were approximately $226,000.

Financial Information Systems Design and Implementation Fees

      Deloitte & Touche did not render professional services relating to financial information systems design and implementation during 2002.

All Other Fees

      The total fees billed by Deloitte & Touche for services rendered to Lightbridge during 2002, other than the services described above under “Audit Fees,” were approximately $146,000. Of this amount, $30,000 was for attestation services and $116,000 was for other services. Other services included consultation relating to tax planning and compliance. Attestation services included preparation of consents related to Securities and Exchange Commission filings, audits of employee benefit plans, due diligence pertaining to acquisitions and consultation on accounting standards or accounting for transactions.

OTHER MATTERS

Other Business

      Neither we nor our Board of Directors intends to propose any matters of business at the meeting other than those described in this proxy statement. Neither we nor our Board knows of any matters to be proposed by others at the meeting.

Stockholder Proposals for 2004 Annual Meeting

      A stockholder who intends to present a proposal at the 2004 Annual Meeting of Stockholders for inclusion in our 2004 proxy statement must submit the proposal by January 6, 2004. In order for the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and must comply with procedures established by the Securities and Exchange Commission, and the proposal must comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to our Secretary at our address set forth on the notice of meeting appearing on the cover of this proxy statement.

      In addition, in accordance with our By-Laws, a stockholder wishing to bring an item of business before the 2004 Annual Meeting of Stockholders must deliver notice of the item of business to us at our offices no later than March 27, 2004, even if the item is not to be included in our proxy statement.

APPENDIX A

LIGHTBRIDGE, INC.

AUDIT COMMITTEE CHARTER

Effective: April 23, 2003

Role and Independence

      The primary role of the Audit Committee is to assist the Board of Directors of Lightbridge, Inc. (the “Company”) in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to shareholders and others, the internal control systems and disclosure controls established by management and the Board, and the audit process and the independent accountants’ qualifications, independence and performance. The Company’s independent auditors shall be accountable to the Audit Committee of the Board of Directors, as representatives of the Company’s stockholders, and the Audit Committee shall have the sole power and authority to select, evaluate, compensate and, when appropriate, replace the independent auditors.

      The Audit Committee of the Board of Directors shall consist of at least three members of the Board of Directors who are independent of management and not employees of, or paid consultants of or legal counsel to, the Company. Members of the Audit Committee may not accept any consulting, advising or compensatory fee from the Company (other than for services as a director) and may not be affiliated persons of the Company. The membership of the Audit Committee shall consist of directors who are generally knowledgeable in financial and accounting matters, including at least one member who shall be a “financial expert” as defined under applicable regulations. The member appointed to serve as the designated “financial expert” will acknowledge his or her understanding of the responsibilities of such role and agree to his or her name being provided in filings where such disclosure is required under applicable regulations. The members of the Audit Committee shall be appointed by, and serve at the discretion of, the Board of Directors.

      The Company shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditors and to any advisors engaged by the Audit Committee.

Responsibilities

      The Audit Committee’s responsibilities shall include the following:

•	Select, evaluate, compensate and, when appropriate, replace the Company’s independent auditors.

•	Take appropriate action to oversee the independence of the independent auditors, including a review and approval of their audit and non-audit fees. The Audit Committee shall obtain from the independent auditors a formal written statement delineating all relationships between such auditors and the Company, consistent with Independence Standards Board Standard 1, and shall actively engage in a dialogue with such auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the accountants.

•	Review with the independent auditors the following:

a)	The annual audit scope and audit testing plan.

b)	The Company’s annual financial statements and independent auditors’ report, quarterly financial statements and independent auditors’ review thereof and quarterly earnings release financial statements, prior to public distribution thereof.

c)	The Company’s annual report on Form 10-K and quarterly report on Form 10-Q.

d)	The independent auditors’ comments, reports or attestations on the adequacy of the Company’s internal controls and significant findings and recommendations or issues resulting from the audit or review thereof and management’s response.

e)	Matters related to the conduct of the audit that are required to be communicated to the Audit Committee under generally accepted auditing standards.

f)	Accounting considerations arising from changes in GAAP, matters related to changes in accounting principles and financial statement presentation or the Company’s operations.

g)	The performance and qualifications of the Company’s financial personnel.

h)	Any material disagreements that may arise between the Company’s management and its independent auditors.

i)	All critical accounting policies and practices to be used by the Company; all “alternative treatments” of financial information within GAAP that have been discussed with management, ramifications of the use of such “alternative disclosures” and the treatment preferred by the auditors; other material written communications between the independent auditors and the Company’s management, such as any management letter or schedule of unadjusted differences; analyses of the independent auditors’ judgment as to the quality of the Company’s accounting principles, including significant reporting issues and judgments made in connection with the preparation of the financial statements.

•	Conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities.

•	The Audit Committee may retain independent counsel, accountants, or others to assist in the conduct of its responsibilities or investigations.

•	Pre-approve all of the services provided by the Company’s independent auditors, including both audit and non-audit services (subject to permitted exceptions). Disclose all non-audit services authorized by the Audit Committee as required by applicable regulations. The following categories of services for the Company are prohibited from being performed by the Company’s independent accountants under any circumstances (whether or not preapproved by the audit committee) “contemporaneously” with any audit. These services include: (i) bookkeeping; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, (iv) fairness opinions, or contribution-in-kind reports; (v) actuarial services; (vi) internal audit outsourcing services; (vii) management or human resources services; (viii) broker or dealer, investment adviser or investment banking services; and (ix) legal services and expert services unrelated to the audit.

•	Establish procedures for receiving complaints about accounting matters, including procedures for the anonymous submission of employee concerns about questionable practices.

•	Review and update the Audit Committee Charter as necessary.

•	Recommend to the Board whether the Company’s annual financial statements should be included in the Annual Report on Form 10-K.

•	Resolve any material disagreements that may arise between the Company’s management and its independent auditors.

•	Review and approve all “related party” transactions as those terms are established by the Audit Committee.

•	Review the Audit Committee Report to be included in the Company’s Proxy Statement.

•	Annually perform a self-assessment relative to the performance of the Committee’s duties.

•	Review and update the Company’s Code of Ethical Conduct and review management’s monitoring of the Company’s compliance with such Code of Ethical Conduct.

•	Perform such other duties as the Board of Directors may delegate to it, or as the Audit Committee may deem necessary or advisable in order to perform its responsibilities under this Charter or rules and regulations applicable to the Company’s Audit Committee.

A-2

LIGHTBRIDGE, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Special Meeting in Lieu of 2003 Annual Meeting of Stockholders – June 5, 2003

     The undersigned stockholder of Lightbridge, Inc. (the “Company”) hereby appoints Pamela D.A. Reeve, Harlan Plumley and Eugene J. DiDonato and each or any of them, proxies, with full power of substitution to each and to each substitute appointed pursuant to such power, of the undersigned to vote all shares of common stock of the Company that the undersigned may be entitled to vote at the Special Meeting in Lieu of 2003 Annual Meeting of Stockholders of the Company to be held on Thursday, June 5, 2003, and at any and all adjournments thereof (the “Meeting”), with all powers the undersigned would possess if personally present. The proxies are authorized to vote as indicated on the reverse side upon the matters set forth on the reverse side and in their discretion upon all other matters that may properly come before the Meeting. The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting in Lieu of 2003 Annual Meeting of Stockholders and Proxy Statement for the Meeting and hereby revokes all proxies, if any, heretofore given by the undersigned to others for said Meeting.

(IMPORTANT — TO BE SIGNED AND DATED ON REVERSE SIDE)

SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS

LIGHTBRIDGE, INC.
Thursday, June 5, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

- Please detach and mail in the envelope provided. -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

PROPOSAL 1. ELECTION OF DIRECTORS

NOMINEES
☐	FOR THE NOMINEES	O	Dorothy A. Terrell
		O	Pamela D. A. Reeve

☐	WITHHOLD AUTHORITY FOR THE NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

If this proxy is properly executed and returned, the shares represented thereby will be voted. If a choice is specified with respect to the matters to be acted upon, the shares will be voted upon the matters in accordance with the specifications made. IN THE ABSENCE OF ANY SPECIFICATION, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR NAMED ON THIS PROXY.

PLEASE MARK, SIGN, DATE AND RETURN CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.